Exhibit 32.2

SECTION 1350 CERTIFICATION

Pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of FMB Equibanc, Inc. (the "Company") hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006(the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated March 27, 2007	By:

/s/ Dwayne E. Rocker
Dwayne E. Rocker
Secretary (Principal financial and accounting officer)